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                                                           ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-13735 for Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One on Form S-6.

                                                       /s/ Arthur Andersen LLP

Hartford, Connecticut
April 11, 2000